EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Buffalo Wild Wings, Inc:

         We consent to the incorporation by reference in the registration statement (No. 333-110767) on Firm S-8 of Buffalo Wild Wings, Inc., of our reports dated February 24, 2006, with respect to the consolidated balance sheets of Buffalo Wild Wings, Inc. and subsidiaries as of December 26, 2004 and December 25, 2005 and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended December 25, 2005 and the related consolidated statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 25, 2005 and the effectiveness of internal control over financial reporting as of December 25, 2005, which reports appear in the December 25, 2005 annual report on Form 10-K of Buffalo Wild Wings, Inc.

                                         /s/ KPMG LLP



Minneapolis, Minnesota
February 28, 2006